UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE A 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CORNERWORLD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT TO CORNERWORLD CORPORATION

2010 ANNUAL MEETING MATERIAL

Mr. Peter A. Lazor resigned from the Board of Directors of CornerWorld Corporation (the "Company"), effective September 20, 2010. The resignation of Mr. Lazor from the Board of Directors was announced by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2010. Mr. Lazor was listed as a nominee to the Company's Board of Directors in the proxy statement and on the corresponding proxy card, but he will not be standing for re-election at the 2010 Annual Meeting of Stockholders. Please disregard Mr. Lazor's name as you complete your proxy card. Any votes in favor of Mr. Lazor will be disregarded for purposes of the election of directors. At the current time, Mr. Lazor 's position on the Company's Board of Directors will remain vacant.